SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2015

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

At its Annual Meeting of Shareholders held on May 19, 2015, Bank of the James Financial Group, Inc., (the “Company”) announced that the Board of Directors of the Company declared a quarterly cash dividend of $0.06 per share of common stock to be paid on or about September 25, 2015 to shareholders of record as of the close of business on September 11, 2015. This dividend represents a 20% increase from the most recent quarterly dividend which was declared on April 21, 2015.

Future dividends will be subject to board approval and will continue to be reviewed by the board on a quarter-to-quarter basis. The declaration of this dividend does not commit the Board of Directors to declare future dividends or the amount thereof.

The information in Item 7.01 of this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 19, 2015	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs
Secretary-Treasurer

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